                                                                    Exhibit 99.1


                                                        [FERRO CORPORATION LOGO]

NEWS RELEASE                                      [FERRO CORPORATION LETTERHEAD]
-----------------------------------
    FOR IMMEDIATE RELEASE



           FERRO CORPORATION ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

CLEVELAND, Ohio - October 28, 2003 - Ferro Corporation (NYSE:FOE) today announced that revenue for the third quarter 2003 increased 2.1% to $397.0 million, compared with $388.8 million for the third quarter 2002. Favorable foreign currency exchange rates and stronger demand in several key end markets helped to offset the impact of continued overall sluggish economic conditions in North America and Europe.

The Company reported a loss of ($0.8) million, or ($0.03) per share, which included an after-tax restructuring charge of approximately $7.4 million, or $0.18 per share. This compared with earnings for third quarter 2002 of $10.0 million, or $0.23 per share, which included an after-tax charge of $3.6 million, or $0.08 per share, related to the dmc(2) integration process. Earnings in the current quarter reflect slightly lower volumes, increased raw material costs and lower average product pricing. The $7.4 million restructuring charge is in line with previous announcements and largely represents the final phase of the integration of the dmc(2) acquisition, including the closing of a tile facility in Italy. In addition to the integration process, the current quarter charge included further actions the Company has taken to consolidate and reduce overhead costs. In total, these cost reduction efforts will create an annualized pre-tax savings of approximately $15 million.

"During the third quarter we continued to face challenging economic conditions," said Hector R. Ortino, chairman and chief executive officer. "Market demand remained robust in Asia-Pacific, but demand growth in North America was inconsistent and European demand remained soft for most of our key end markets. As the quarter progressed, we did experience improving conditions for several of our business units, particularly electronic materials and pharmaceuticals and fine chemicals. Unfortunately, demand was very soft for polymer additives and specialty plastics. In addition, polymer additives experienced an increase in raw material costs and product pricing pressure. Although we are disappointed with our overall results in the quarter and the lack of a sustainable economic recovery, we have done a good job of managing what we can control and doing what is necessary to keep our cost base competitive."


                                     -more-

Page 2 of 3
Ferro Third-Quarter 2003 Earnings

     Ferro also reported cash flow from operations of nearly $41 million and a reduction in total debt of approximately $17 million in the third quarter 2003. In addition, the Company recently announced it amended its five-year, $300 million bank credit agreement to provide increased latitude for certain financial covenants. Ortino commented, "We continued to improve our balance sheet and increase our financial flexibility. We are taking action today - in anticipation of a sustainable economic recovery - to improve the competitive position and growth profile of the Company. Our efforts in the third quarter, including the debt reduction, the bank amendment and the restructuring and consolidation efforts, support our Leadership Agenda strategy and our objective to position the Company for long-term revenue and earnings growth."

     SEGMENT RESULTS - THIRD QUARTER 2003

     Sales for the Coatings segment increased 5.1% to $262.6 million for the third quarter, compared with $250.0 million in the third quarter 2002. Segment income from continuing operations decreased to $22.6 million, compared with $26.3 million in the year ago quarter. The increase in revenue was driven primarily by favorable foreign currency exchange rates and increased global end market demand for electronics. Segment income in the quarter reflects an unfavorable mix and lower volumes related to the key European end markets for color and glass, tile coatings and porcelain enamel. This was partially offset by cost-saving actions taken throughout the year.

     Sales for the Performance Chemicals segment were $134.4 million, compared with $138.8 million in the third quarter 2002. Segment income in the third quarter 2003 was $5.3 million, compared with $9.4 million in the year ago quarter. Lower sales and segment income reflect soft end market conditions that developed in the second quarter 2003 and persisted into July and August, primarily in the appliances, packaging and the non-residential construction markets for specialty plastics and polymer additives, before showing some improvement in September. Polymer additives was negatively affected by very weak demand in the PVC market, pricing pressures caused by competitive market conditions and further raw material cost increases. The pharmaceutical and fine chemicals business continued to deliver strong revenue and earnings growth as they implement the springboard growth strategies as part of the overall Leadership Agenda strategy for the Company.

     OUTLOOK

     "There are positive signs that improvement in economic and market conditions are on the horizon, but we are going to be challenged in the near-term by the polymer additives business environment and the overall economic conditions in Europe," Ortino stated. "We are optimistic that market demand in North America will show gradual progress through the fourth quarter 2003, but Europe will not likely see much improvement until early 2004. The signs for a sustainable global economic recovery are still unclear as we move toward 2004. We will remain focused on improving our long-term competitive position by reducing debt and evaluating options to further reduce costs, including the potential for further facility rationalization."


                                     -more-

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Page 3 of 3
Ferro Third-Quarter 2003 Earnings

     CONFERENCE CALL

     The Company will host a conference call to discuss quarterly results, progress on strategic actions and general business outlook today, October 28, at 11 a.m. Eastern Standard Time. If you wish to participate in the call, dial (877) 310-1794 if calling from the United States or Canada, and dial (706) 643-3611 if calling from outside North America. Please call the assigned number approximately 10 minutes before the conference call is planned to begin.

     A replay of the call will be available from noon Eastern Standard Time on October 28 until 11 p.m. Eastern Standard Time on October 31. To access the replay, dial (800) 642-1687 if calling from the United States or Canada, and dial (706) 645-9291 if calling from outside North America. Please reference the Conference ID# 2785399. The replay will also be available on the Company's Web site at http://www.ferro.com/, beginning at 1 p.m. Eastern Daylight Time on October 28.

     CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

     This press release contains statements about future events and expectations that may constitute "forward-looking statements" within the meaning of the federal securities laws. Actual results may be materially different. These forward-looking statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company's operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For a full explanation of the risks associated with forward-looking statements, please refer to the Company's SEC filings.

     ABOUT FERRO CORPORATION

     Ferro Corporation is a major international producer of performance materials for industry, including coatings and performance chemicals. The Company has operations in 20 countries and reported sales of $1.5 billion in 2002. For more information on Ferro, visit the Company's Web site at http://www.ferro.com/ or contact John Atkinson, 216-875-7155.


                                      # # #

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Ferro Corporation and Subsidiaries


                                                                         Three Months Ended             Nine Months Endedd
                                                                            September 30                    September 30

                                                                   (Unaudited)        (Unaudited)   (Unaudited)
(Dollars in Thousands, except per share amounts)                      2003               2002          2003           2002
------------------------------------------------------------------------------  ----------------  ----------------------------
Net  Sales                                                           $397,010          $388,807     $1,214,958     $1,162,246

Cost of Sales                                                         307,427           293,577        926,210        866,956
Selling,  Administrative  and  General  Expenses                       78,864            69,937        231,741        213,099
Other Charges (Credits):
  Interest  Expense                                                     9,014             9,571         26,713         33,182
  Net Foreign Currency (Gain) Loss                                        (36)           (1,327)         2,357            349
  Other Expense - Net                                                   2,819             3,811          7,410          9,506
                                                               ---------------  ----------------  -------------  -------------
      Income/(loss) from Continuing Operations Before Taxes            (1,078)           13,238         20,527         39,154
Income Tax Expense                                                       (321)            3,221          5,971         12,461
                                                               ---------------  ----------------  -------------  -------------

Income/(loss) from Continuing Operations                                 (757)           10,017         14,556         26,693
Discontinued Operations
  Earnings from Discontinued Operations, Net                                -             2,039           (923)         6,590
  Gain on Disposal of Discontinued Operations, Net                          -            32,465          2,417         32,465
                                                               ---------------  ----------------  -------------  -------------
                                                                            -            34,504          1,494         39,055

Net Income/(loss)                                                        (757)           44,521         16,050         65,748

Dividend  on  Preferred  Stock                                            517               594          1,598          1,875
                                                               ---------------  ----------------  -------------  -------------

Net  Income/(loss) Available to Common Shareholders                   ($1,274)          $43,927        $14,452        $63,873

Per  Common  Share  Data:
      Basic
            Income/(loss) from Continuing Operations                   ($0.03)            $0.23          $0.31          $0.66
            Discontinued Operations                                      -                 0.86           0.04           1.04
------------------------------------------------------------------------------------------------  ----------------------------
      Net Income/(loss)                                                ($0.03)            $1.09          $0.35          $1.70
------------------------------------------------------------------------------------------------  ----------------------------
      Diluted
            Income/(loss) from Continuing Operations                   ($0.03)            $0.23          $0.31          $0.65
            Discontinued Operations                                      -                 0.80           0.04           0.97
------------------------------------------------------------------------------------------------  ----------------------------
      Net Income/(loss)                                                ($0.03)            $1.03          $0.35          $1.62
------------------------------------------------------------------------------------------------  ----------------------------

Shares Outstanding:
      Average  Basic Outstanding                                   40,953,873        40,347,707     40,759,106     37,550,340
      Average  Diluted                                             40,953,873        43,010,001     40,943,904     40,443,732
      Actual End of Period                                         41,290,954        40,381,678     41,290,954     40,381,678
------------------------------------------------------------------------------------------------------------------------------


CONSOLIDATED  BALANCE  SHEET
FERRO  CORPORATION  AND  SUBSIDIARIES
SEPTEMBER 30, 2003 AND DECEMBER 31, 2002


                                                                     (Dollars in Thousands)
                                                        (Unaudited)                         (Audited)
ASSETS                                                     2003                                2002
------                                            ----------------------             ------------------------

Current Assets:
     Cash and Cash Equivalents                                  $19,001                              $14,942
     Net Receivables                                            174,021                              154,533
     Inventories                                                179,939                              183,055
     Other Current Assets (A)                                   199,956                              133,055
                                                  ----------------------             ------------------------

        Total Current Assets                                   $572,917                             $485,585

Net Property, Plant & Equipment                                 599,882                              577,754
Unamortized Intangible Assets                                   421,012                              421,274
Other Assets                                                    130,769                              119,860
                                                  ----------------------             ------------------------
                                                             $1,724,580                           $1,604,473
                                                  ======================             ========================


LIABILITIES
-----------

Current Liabilities:
     Notes and Loans Payable (B)                                 $9,329                               $7,835
     Accounts Payable, Trade                                    212,490                              207,873
     Other Current Liabilities (A)                              175,113                              188,459
                                                  ----------------------             ------------------------

        Total Current Liabilities                              $396,932                             $404,167

Long - Term Debt                                                540,678                              443,552
Other Liabilities                                               271,092                              284,258
Shareholders' Equity                                            515,878                              472,496
                                                  ----------------------             ------------------------
                                                             $1,724,580                           $1,604,473
                                                  ======================             ========================


(A) Other current assets include assets held for sale of $0 at September 30, 2003 and $27,046 at December 31, 2002. Other current liabilities includes liabilities associated with assets held for sale of $0 at September 30, 2003 and $12,518 at December 31, 2002.

(B) Total debt including off-balance sheet financing was $553,091 at September 30, 2003 and $562,085 at December 31, 2002. The off-balance sheet financing included an asset securitization balance of $3,084 at September 30, 2003 and a combined balance for asset securitization and the terminated leveraged lease program of $110,698 at December 31, 2002.

FERRO CORPORATION AND SUBSIDIARIES
SEGMENT DATA


                                             Three Months Ended                             Nine Months Ended
                                                September 30                                  September 30
                                   (Unaudited)              (Unaudited)              (Unaudited)        (Unaudited)
(Dollars in Thousands)               2003                      2002                     2003               2002
----------------------------------------------------------------------------       ----------------------------------
SEGMENT  SALES
Coatings                                $262,587                   $249,975              $797,602           $746,307
Performance Chemicals                    134,423                    138,832               417,356            415,939
                            ---------------------      ---------------------       ---------------     --------------
Total                                   $397,010                   $388,807            $1,214,958         $1,162,246

SEGMENT  INCOME

Coatings                                 $22,575                    $26,315               $69,167            $72,575
Performance Chemicals                      5,341                      9,410                22,505             32,129
                            ---------------------      ---------------------       ---------------     --------------
Total                                    $27,916                    $35,725               $91,672           $104,704

GEOGRAPHIC SALES

United States                           $192,325                   $196,240              $587,802           $582,022
International                            204,685                    192,567               627,156            580,224
                            ---------------------      ---------------------       ---------------     --------------
                                        $397,010                   $388,807            $1,214,958         $1,162,246
